Exhibit 1.1

Open Text Corporation

9,250,000 Common Shares

UNDERWRITING AGREEMENT

December 13, 2016

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS CANADA INC.

RBC DOMINION SECURITIES INC.

As Representatives of the several

  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Open Text Corporation, a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”), for whom you (the “Representatives”) are acting as representatives, 9,250,000 common shares (the “Firm Shares”) of the Company (the “Common Shares”). In addition, the Company proposes to grant to the Underwriters” an option to purchase up to an aggregate of 1,387,500 additional Common Shares, solely to cover over-allotments, if any, on the terms set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”. This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

Pursuant to a Master Acquisition Agreement (the “Acquisition Agreement”), dated as of September 12, 2016, by and among the Company, EMC Corporation, a Massachusetts corporation (“EMC”), EMC International Company, a company organized under the laws of Ireland (“EIC”), and EMC (Benelux) B.V., a besloten vennootschap organized under the laws of Netherlands (“EMC Benelux” and, together with EMC and EIC, the “Sellers”), the Company will acquire certain assets and assume certain liabilities of the enterprise content division of the Sellers (the “Business” and such transactions, collectively, the “Acquisition”). The Company expects to finance the Acquisition with the net proceeds of the issuance of the Shares, the proceeds from an anticipated debt financing (the “Concurrent Debt Financing”) and cash on hand. The completion of the offering of Common Shares contemplated hereby is not contingent on the completion of the Concurrent Debt Financing and the Concurrent Debt Financing is not contingent on completion of the offering of Common Shares contemplated hereby. Neither the offering of Common Shares contemplated hereby nor the Concurrent Debt Financing is contingent on the consummation of the Acquisition.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a) The Company is qualified to file a short form prospectus pursuant to the Shelf Procedures (as defined below) and has prepared and filed a preliminary short form base shelf prospectus dated May 2, 2016 (the “Canadian Preliminary Base Shelf Prospectus”), an initial final short form base shelf prospectus (in each of the provinces of Canada other than Québec) dated May 10, 2016 (the “Initial Canadian Final Base Shelf Prospectus”), and a preliminary (in Québec) and draft amended and restated final (in each of the provinces of Canada other than Québec) short form base shelf prospectus dated December 5, 2016, in the English and French languages (the “Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus”), and a final and amended and restated final short form base shelf prospectus dated December 9, 2016, in the English and French languages (the “Amended and Restated Canadian Final Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$1,000,000,000 of the Company’s securities with the Ontario Securities Commission, as principal regulator pursuant to Multilateral Instrument 11-102 – Passport System (the “Reviewing Authority”), and the Canadian securities regulatory authorities in each of the other Canadian Jurisdictions (as defined below) (collectively, with the Reviewing Authority, the “Canadian Qualifying Authorities”); and the Reviewing Authority has issued a receipt under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (a “Decision Document”) for each of the Canadian Preliminary Base Shelf Prospectus, the Initial Canadian Final Base Shelf Prospectus, the Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus and the Amended and Restated Canadian Final Base Shelf Prospectus, which receipt is deemed to also be a receipt of the other Canadian Qualifying Authorities, as applicable. As used in this Agreement:

(i) “Canadian Jurisdictions” means each of the Provinces of Canada;

(ii) “Canadian Base Prospectus” means the Amended and Restated Canadian Final Base Shelf Prospectus, including all documents incorporated therein by reference, at the time the Reviewing Authority issued a Decision Document with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Canadian Jurisdictions (“Canadian Securities Laws”), including National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”) and the Exemptive Relief (as defined below);

(iii) “Canadian Preliminary Prospectus” means the English and French language versions of the preliminary prospectus supplement relating to the Shares, which excluded certain pricing information, filed with the Canadian Qualifying Authorities in accordance with the Shelf Procedures on December 12, 2016, together with the Canadian Base Prospectus, including all documents incorporated therein by reference;

(iv) “Canadian Prospectus” means the English and French language versions of the final prospectus supplement relating to the Shares, which includes the pricing information omitted from the Canadian Preliminary Prospectus, to be dated the date hereof and filed with the Canadian Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus, including all documents incorporated therein by reference; and

(v) “Exemptive Relief” means the approval of the Reviewing Authority to confidentially file with the Reviewing Authority the Company’s Current Report on Form 8-K dated December 9, 2016, which includes certain historical and pro forma financial statements and other information in respect of the Acquisition, in advance of filing the Amended and Restated Canadian Final Base Shelf Prospectus.

No order suspending the distribution of the Shares or any other securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with. Copies of the Canadian Preliminary Base Shelf Prospectus, (in the case of investors in the Canadian Jurisdictions other than Québec), the Preliminary and Draft Amended and Restated Canadian Final Base Shelf Prospectus (in the case of Québec investors), the Amended and Restated Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus and the Canadian Prospectus, or any amendments or supplements to any of the foregoing, have been or will be, as applicable, delivered by the Company to the Representatives.

(b) An automatic shelf registration statement on Form S-3 (File No. 333-195479) relating to the Shares (as amended as of the Effective Date, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date, the “Registration Statement”) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representatives. As used in this Agreement:

(i) “Applicable Time” means 5:30 P.M. (New York City time) on December 13, 2016;

(ii) “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares;

(iv) “Pricing Disclosure Package” means, as of the Applicable Time, the U.S. Preliminary Prospectus (as defined below), together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time and included in Schedule V hereto as part of the Pricing Disclosure Package, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(v) “U.S. Base Prospectus” means the prospectus included in the Registration Statement at the time it became effective, including the documents incorporated therein by reference;

(vi) “U.S. Preliminary Prospectus” means the preliminary prospectus supplement relating to the Shares, which excluded certain pricing information, filed with the Commission on December 12, 2016, together with the U.S. Base Prospectus, including all documents incorporated therein by reference; and

(vii) “U.S. Prospectus” means the U.S. prospectus supplement relating to the Shares, which includes the pricing information omitted from the U.S. Preliminary Prospectus, to be dated the date hereof and filed with the Commission, together with the U.S. Base Prospectus, including all documents incorporated therein by reference.

The Commission has not issued any order preventing or suspending the use of the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened, or to the knowledge of the Company, is contemplated by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto. Copies of the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, or any amendments or supplements to any of the foregoing, have been or will be, as applicable, delivered by the Company to you as Representatives.

As used herein, “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus; and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus, as amended or supplemented, if applicable. Any reference to a Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to applicable Canadian Securities Laws or Form S-3 under the Securities Act, as applicable, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to a Preliminary Prospectus or Prospectus as of any specified date shall be deemed to refer to and include any document filed under Canadian Securities Laws or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, after the date of such Preliminary Prospectus or Prospectus, as the case may be, and prior to such specified date.

(c) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405), and is eligible to use Form S-3 for the offering of the Shares. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date.

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement relating to the Shares filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The U.S. Preliminary Prospectus conformed, and the U.S. Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the U.S. Preliminary Prospectus or U.S. Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) The U.S. Prospectus will not, as of its date or as of the applicable Delivery Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the U.S. Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder; any such Issuer Free Writing Prospectus the use of which has been previously consented to by the Representatives is listed on Schedule V.

(j) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) The Company is qualified under Canadian Securities Laws, including the Shelf Procedures, to file a prospectus in the form of a short form base shelf prospectus in each of the Canadian Jurisdictions.

(l) The Canadian Base Prospectus and the Canadian Preliminary Prospectus complied, and the Canadian Prospectus will comply, in all material respects, when filed with the Canadian Qualifying Authorities and on the applicable Delivery Date, with the applicable requirements of Canadian Securities Laws. The documents incorporated by reference in the Canadian Preliminary Prospectus or Canadian Prospectus conformed, when filed with the Canadian Qualifying Authorities, in all material respects with the applicable requirements of Canadian Securities Laws.

(m) The Canadian Preliminary Prospectus did not, as of the time of filing thereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted full, true and plain disclosure of all material facts relating to the Shares; provided that no representation or warranty is made as to information contained in or omitted from the Canadian Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(n) The Canadian Prospectus will not, as of its date or as of the applicable Delivery Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Canadian Prospectus will, as of its date and as of the applicable Delivery Date, constitute full, true and plain disclosure of all material facts relating to the Shares; provided that no representation or warranty is made as to information contained in or omitted from the Canadian Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(o) Each of the Company and each of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) of the Company (the “Significant Subsidiaries” and each, a “Significant Subsidiary”) has been duly organized, is validly existing and in good standing as a corporation, limited partnership, limited liability company or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited partnership, limited liability company or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to have such power or authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Pricing Disclosure Package and the Prospectuses, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

(p) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and Prospectuses, and all of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares in the capital of or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise set forth in the Pricing Disclosure Package and Prospectuses, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectuses, will be issued in compliance with applicable securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(r) The Company and its subsidiaries, as applicable, have all requisite corporate, partnership or limited liability company power and authority, as applicable, to consummate the transactions contemplated hereby and to enter into and perform their respective obligations under the Acquisition Agreement (to the extent a party thereto).

(s) The Acquisition Agreement has been duly and validly authorized, executed and delivered by the Company and its subsidiaries (to the extent a party thereto) and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company and its subsidiaries (to the extent a party thereto) enforceable against the Company and its subsidiaries (to the extent a party thereto) in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(t) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(u) The issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectuses and the consummation of the transactions contemplated hereby and thereby, did not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any Significant Subsidiary or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for any such conflict or violation that could not reasonably be expected to have a Material Adverse Effect.

(v) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets was or is required for the issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectuses and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required (i) under state securities or Blue Sky laws in connection with the purchase and sale of the Shares by the Underwriters, each of which has been obtained and is in full force and effect and except for such consents, approvals, authorizations or orders that would not reasonably be expected to have a Material Adverse Effect and (ii) for the consummation of the Acquisition.

(w) The historical financial statements (including the related notes and supporting schedules) of the Company and its subsidiaries and, to the knowledge of the Company, the Business, included or incorporated by reference in the Pricing Disclosure Package and the Prospectuses present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(x) The pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectuses (the “Pro Formas”) include assumptions that, in management’s judgment and subject to the qualifications contained therein, provide a reasonable basis for presenting the effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Formas included in the Pricing Disclosure Package and the Prospectuses. The Pro Formas included or incorporated by reference in the Pricing Disclosure Package and the Prospectuses have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information as well as the rules and guidance established by applicable Canadian regulatory authorities.

(y) KPMG LLP, who have audited the consolidated financial statements of the Company as of June 30, 2016, which comprise the consolidated balance sheets as of June 30, 2016 and June 30, 2015, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2016, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting, whose reports are incorporated by reference in the Pricing Disclosure Package and the Prospectuses from the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 and who have delivered the initial letter referred to in Section 7(g) hereof, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”). PricewaterhouseCoopers LLP, whose reports are incorporated by reference in the Pricing Disclosure Package and the Prospectuses and who have delivered the initial letter referred to in Section 7(h) hereof, are independent accountants with respect to the Business under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(z) Except as described in the Pricing Disclosure Package and the Prospectuses, the Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as described in the Pricing Disclosure Package and the Prospectuses, the Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package and the Prospectuses, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(aa) (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including the Company’s principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(bb) Except as described in the Pricing Disclosure Package and the Prospectuses, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any material weaknesses or significant deficiencies in the design or operation of its internal control over financial reporting or any material weaknesses in its internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and each of its subsidiaries; and (ii) there have been no significant changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated therewith.

(dd) Except as described in the Pricing Disclosure Package and the Prospectuses, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectuses, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to an employee benefit, director compensation or similar plan as described in the Pricing Disclosure Package and the Prospectuses), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, (v) declared or paid any dividend on its capital stock other than ordinary and customary dividends, and (vi) since such date, there has not been any change in the capital stock, limited partnership or limited liability company interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) The Company and each Significant Subsidiary have good and marketable title in fee simple to all real property (if any) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Prospectuses and such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary.

(ff) The Company and each of its subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectuses, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(gg) To the knowledge of the Company, the Company and each of its subsidiaries own or possess rights to use all patents, patent applications, trademarks, trade names, service marks, domain names, copyrights, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information) (including all registrations, and applications for registration and all goodwill associated with, the foregoing) (“Intellectual Property Rights”) necessary for the conduct of their respective businesses except as could not, in the aggregate, be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, (i) neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party, and (ii) except as described in the Pricing Disclosure Package and the Prospectuses, no third party has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company or any of

its subsidiaries, in each case, except as could not, in the aggregate, be reasonably expected to have a Material Adverse Effect. There is no action, suit, proceeding or claim pending before any governmental authority against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries (x) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party, or (y) challenging the validity, scope, or enforceability of, or seeking to deny or restrict any of the Intellectual Property Rights of the Company or any of its subsidiaries, except in the cases of clauses (x) and (y), as could not, in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a Material Adverse Effect on the Company or any of its respective subsidiaries, taken as a whole.

(hh) Except as described in the Pricing Disclosure Package and the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ii) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default or violation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Except as described in the Pricing Disclosure Package and the Prospectuses, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, regulating or otherwise pertaining to the discharge of materials into the environment, natural resources or the environment (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company is not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) none of the Company or its subsidiaries anticipates capital expenditures relating to Environmental Laws that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Except as described in the Pricing Disclosure Package and the Prospectuses, the Company and each of its subsidiaries have filed all material tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due (except to the extent that any such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company and each of its subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectuses, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(mm) Neither the Company nor any Significant Subsidiary has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any Significant Subsidiary in connection with the offering of the Shares.

(nn) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries or the Business, has in the course of its actions for or on behalf of the Company or any of its subsidiaries or the Business: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) or any other applicable anti-corruption or anti-bribery laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, or “foreign official”; and each of the Company and its subsidiaries, and, to the knowledge of the Company, the Company’s affiliates and the Business, has conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, the CFPOA and any other applicable anti-corruption or anti-bribery laws or statutes, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) The operations of the Company and its subsidiaries and, to the knowledge of the Company, the Business, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions

Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, the Business, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, (i) any director, officer, employee or affiliate of the Company or any of its subsidiaries, (ii) the Business or any director, officer, employee or affiliate of the Business is (A) currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or Global Affairs Canada (collectively, “Sanctions”); or (B) located, organized or resident in a country that is the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of or with any person, or in any country or territory, that, at the time of such financing, is the subject or target of Sanctions or in any other manner, in each case would result in a violation by any person participating in the transaction of Sanctions.

(qq) To the knowledge of the Company, the representations and warranties of the Sellers contained in Article 3 of the Acquisition Agreement were as of the date of the Acquisition Agreement and are, as of the date hereof, true and accurate in all material respects. None of the Company, any of its subsidiaries or, to the knowledge of the Company, the Business were as of the date of the Acquisition Agreement or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any material term, agreement, covenant or condition contained in the Acquisition Agreement.

(rr) Except as described in the Pricing Disclosure Package and the Prospectuses, no disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except where such disturbance or dispute could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares as described in the Pricing Disclosure Package and the Prospectuses), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(tt) The Company and each Significant Subsidiary carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and any Significant Subsidiary are in full force and effect; the Company and any Significant Subsidiary are in compliance with the terms of such policies in all material respects; and neither the Company nor any Significant Subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Company or any Significant Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(uu) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Shares without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(vv) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) to the knowledge of the Company, no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, in each case, except pursuant to the Senior Credit Facilities (as defined in the Pricing Disclosure Package).

(xx) Except as described in the Pricing Disclosure Package and the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws, in each case with respect to any securities of the Company owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act or qualified by any other prospectus filed by the Company under applicable Canadian Securities Laws.

(yy) Neither the Company nor any Significant Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(zz) The statements set forth in each of the Pricing Disclosure Package and the Prospectuses under the caption “Description of Common Shares,” insofar as they purport to constitute a summary of the terms of the Common Shares, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(aaa) The Company has (i) submitted a listing of additional shares notification form to NASDAQ with respect to the Shares, and (ii) received a confirmation from NASDAQ that its review has been completed, and NASDAQ has not disapproved of the listing of the Shares on The NASDAQ Global Select Market. The Shares have been conditionally approved for listing and posting for trading on the Toronto Stock Exchange, subject only to the satisfaction by the Company of customary conditions imposed by the Toronto Stock Exchange in similar circumstances.

(bbb) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectuses, the Prospectuses, and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 5(v).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed delivered on behalf of the Company and a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase of the Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 9,250,000 Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,387,500 additional Option Shares solely to cover over-allotments, if any. In the event that the Underwriters exercise such option, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $61.00 per share.

The Company is not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.

As compensation to the Underwriters for their commitments hereunder, the Company will, on the applicable Delivery Date, pay to the Representatives, for the accounts of the several Underwriters, an amount equal to $1.83 per share for the Shares to be delivered by the Company hereunder on such Delivery Date.

3. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part, solely to cover over-allotments, if any, by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date”, and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representatives shall be made at 9:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Shares Delivery Date, the Company shall deliver, or cause to be delivered, the Option Shares, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare each of the Prospectuses in a form approved by the Representatives and (i) file with the Canadian Qualifying Authorities, promptly after the date of this Agreement, and in any event no later than the close of business of the Reviewing Authority on the date succeeding the date of this Agreement or, if applicable, such earlier time as may be required by Canadian Securities Laws, and in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Prospectus, and (ii) file with the Commission, pursuant to Rule 424(b) under the Securities Act, not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, the U.S. Prospectus; to make no further amendment or any supplement to the Registration Statement or the Prospectuses prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectuses has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Canadian Qualifying Authorities or the Commission of any cease trade order or any stop order or of any order preventing or suspending the use of the Prospectuses or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Canadian Qualifying Authorities or the Commission for the amending or supplementing of the Registration Statement, the Prospectuses or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectuses or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and conformed copies of each of the Canadian Final Base Shelf Prospectus and each amendment thereto, (B) each of the Preliminary Prospectuses, Prospectuses and any amended or supplemented Prospectuses, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Registration Statement, Pricing Disclosure Package or any Prospectus in order to comply with any law, the Company will promptly (i) notify the Representatives of any such event or information, (ii) prepare a supplement or amendment that will correct such statement or omission or effect such compliance, and (iii) furnish to the Underwriters a reasonable number of copies thereof.

(iii) To file promptly with the Commission or Canadian Qualifying Authorities, as applicable, any amendment or supplement to the Registration Statement or the Prospectuses that may, in the judgment of the Company or the Representatives, be required by the Securities Act or Canadian Securities Laws, as applicable, or requested by the Commission or Canadian Qualifying Authorities, as applicable.

(iv) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectuses, any document incorporated by reference in any Prospectus or any amendment to any document incorporated by reference in any Prospectus, as applicable, the Company shall advise the Representatives and afford the Representatives a reasonable opportunity to review and provide comments.

(v) Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; any such Issuer Free Writing Prospectus the use of which has been previously consented to by the Representatives is listed on Schedule V.

(vi) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectuses or the Prospectuses or, when taken together with the Pricing Disclosure Package, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will give notice thereof to the Underwriters through the Representatives and, upon the request of the Representatives, the Company will file such document and prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii) During the distribution of the Shares: (i) the Company shall prepare, in consultation with the Representatives and their counsel, any “marketing materials” (as such term is defined in National Instrument 41-101 – General Prospectus Requirements) (“NI 41-101”) (“Marketing Materials”), including any template version thereof, to be provided to potential investors in the Shares, and approve in writing any such Marketing Materials (including any template version thereof) as may reasonably be requested by the Representatives, such Marketing Materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Representatives and their counsel, acting reasonably, (ii) the Representatives shall, on behalf of the Underwriters, approve in writing any such Marketing Materials, as contemplated by Canadian Securities Laws, prior to any Marketing Materials being provided to potential investors of Shares and/or filed with the Canadian Qualifying Authorities, and (iii) the Company shall: (A) subject to an exemption being available under applicable Canadian Securities Laws and the conditions to the availability of such exemption being satisfied, file any such Marketing Materials (or any template version thereof) with the Canadian Qualifying Authorities as soon as reasonably practicable after such Marketing Materials are so approved in writing by the Company and the Representatives and in any event on or before the day the Marketing Materials are first provided to any potential investor of Shares; (B) file any such Marketing Materials with the Commission pursuant to Rule 433(d) under the Securities Act on or before the day such Marketing Materials are first provided to any potential investor of the Shares, unless an exemption is available from such filing requirement and the conditions to the availability of such exemption are satisfied; and (C) if applicable, remove or redact any comparables from any template version so filed, in compliance with the Shelf Procedures, prior to filing such template version with the Canadian Qualifying Authorities (but such comparables shall not be removed from the version filed with the Commission pursuant to Rule 433(d) under the Securities Act); provided, however, that a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Qualifying Authorities in compliance with the Shelf Procedures by the Company, and a copy thereof provided to the Underwriters as soon as practicable following such filing.

(viii) the Company and each Underwriter, on a several basis, covenants and agrees that, during the distribution of the Shares, it will not provide any potential investor with any materials or information in relation to the distribution of the Shares or the Company other than the Prospectuses and any amendments or supplements thereto and the Marketing Materials in accordance with this Agreement, provided that: (A) any such materials that constitute Marketing Materials have been approved and filed in accordance with Section 5(a)(vii); and (B) any such materials that constitute “standard term sheets” as such term is defined in NI 41-101 have been approved in writing by the Company and the Representatives, on behalf of the Underwriters, and are provided in compliance with Canadian Securities Laws in each case only in the Canadian Jurisdictions.

(ix) Notwithstanding Section 5(a)(vii) and 5(a)(viii), following the approval and filing of any template version of Marketing Materials in accordance with Section 5(a)(vii), the Representatives may provide a “limited use version” (as such term is defined in NI 41-101) of such template version to potential investors in the Shares in accordance with Canadian Securities Laws.

(x) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(xi) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation or other entity in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xii) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectuses (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than (i) the Shares, (ii) shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and (iii) Common Shares issued solely in connection with the Share Split (as defined in the Pricing Disclosure Package), including Common Shares issued to holders of Shares who are shareholders of record on the effective date of the Share Split and entitled to receive Common Shares resulting from the Share Split) or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (C) file a prospectus under Canadian Securities Laws or file or cause to be filed a registration statement under the Securities Act, including any amendments or supplements thereto, with respect to the registration or qualification for distribution of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule III hereto to furnish to the Representatives on or before the date of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xiii) To apply the net proceeds from the sale of the Shares being sold by the Company substantially in accordance with the description set forth in the Pricing Disclosure Package and the Prospectuses under the caption “Use of Proceeds.”

(xiv) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xv) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(xvi) The Company agrees that, except to the extent such deduction or withholding results directly from the breach of the representations, warranties and covenants of the Underwriters provided in this Agreement, the fee payable by the Company under Section 2 hereof to the Underwriters shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction (but, for greater certainty, not including any taxes imposed on the net income or capital of any Underwriters, any franchise or branch profits taxes, any taxes payable otherwise than by deduction or withholding or any taxes imposed due to any connection between an Underwriter and the jurisdiction (other than a connection arising by virtue of this Agreement)), unless such deduction or withholding is required by applicable law, in which event the Company will pay such additional amounts so that the relevant Underwriter entitled to such payment will receive the amount that such Underwriter would otherwise have received but for such deduction or withholding.

(b) Each Underwriter severally agrees that:

(i) such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).

(ii) No Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter (as defined below) unless such Canadian Underwriter is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 5(b), the Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the provinces and territories of Canada. For the avoidance of doubt, each of PNC Capital Markets LLC and MUFG Securities Americas Inc. is not acting as an underwriter of the Shares in any province or territory of Canada and no action on the part of PNC Capital Markets LLC and MUFG Securities Americas Inc. in its capacity as an underwriter of the offering of Shares in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Shares in any province or territory of Canada.

(iii) The Underwriters that are designated as “Canadian Underwriters” on Schedule I hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete the distribution of the Shares as promptly as possible after the Closing Date, and shall after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces and territories of Canada and any other jurisdiction.

(iv) Each of the Underwriters severally and not jointly hereby represents and warrants to the Company that it either (i) is not a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) deals at arm’s length with the Company for the purposes of the Income Tax Act (Canada), will not render in Canada any of the services to be provided by it under this Agreement and will render all of the services to be provided by it under this Agreement in the ordinary course of a business carried on by it that includes the performance of such services for a fee.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all expenses, costs, fees and taxes (not including, for greater certainty, income, branch or capital taxes) incident to and in connection with: (a) the authorization, issuance, and the initial sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing, filing under the Securities Act or Canadian Securities Laws, as applicable, and distribution of the Registration Statement (including any exhibits thereto), the Canadian Preliminary Base Prospectus, the Canadian Final Base Prospectus, the Preliminary Prospectuses, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectuses and all amendments and supplements thereto, or any document incorporated by reference therein (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Underwriters’ U.S. and Canadian counsel incurred in connection therewith); (c) the preparation, printing (including, without limitation, word processing and duplication costs), distribution and delivery of this Agreement, any supplemental agreement among Underwriters, all Blue Sky memoranda any other related documents in connection with the offering, purchase, sale and delivery of the Shares (but not, however, legal fees and disbursements of the Underwriters’ U.S. and Canadian counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing, distribution and delivery of such Blue Sky memoranda); (d) the listing of the Shares on The NASDAQ Global Select Market and the Toronto Stock Exchange; (e) qualification of the Shares under the Canadian Securities Laws or the securities or Blue Sky laws of such other jurisdictions as the Underwriters may designate (including, without limitation, the reasonable fees and disbursements of the Underwriters’ counsel relating to such Blue Sky registration or qualification and other filings); (f) the preparation, printing and distribution of one or more versions of the Preliminary Prospectuses and the Prospectuses; (g) the performance by the Company of its other obligations under this Agreement; and (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, travel expenses (excluding 50% of any expenses related to aircraft chartered in connection with the road show) of each Underwriter and the Company’s officers and employees and any other expenses of each Underwriter and the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, not to exceed $55,000 (excluding expenses related to aircraft chartered in connection with the road show), and any reasonable expenses associated with any electronic road show. For the avoidance of doubt, the Company and the Underwriters shall each pay 50% of any expenses related to aircraft chartered in connection with the road show and the $55,000 limit on expenses shall apply to expenses excluding the cost of aircraft chartered in connection with the road show.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectuses shall have been timely filed with the Commission and Canadian Qualifying Authorities, as applicable, in accordance with Section 5. The

Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectuses or any Issuer Free Writing Prospectus and no cease trade order relating to the Shares shall have been issued and no proceeding or examination for such purposes shall have been initiated or threatened by the Commission or the Canadian Qualifying Authorities; and any request of the Commission or the Canadian Qualifying Authorities for inclusion of additional information in the Registration Statement or the Prospectuses or otherwise shall have been complied with.

(b) The Underwriters shall not have discovered and disclosed to the Company on or prior to each Delivery Date that the Registration Statement, the Prospectuses or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP or Torys LLP, counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading or, in the opinion of such counsel, fails to contain full, true and plain disclosure of all material facts relating to the Shares and to the Company.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectuses and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Cleary Gottlieb Steen & Hamilton LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as special U.S. counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e) Blake, Cassels & Graydon LLP shall have furnished to the Representatives its written opinion, as Canadian counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B-2 hereto.

(f) The Representatives shall have received from Torys LLP, special Canadian counsel for the Underwriters, such opinion or opinions and, from Skadden, Arps, Slate, Meagher & Flom LLP, a negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectuses and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent accountants with respect to the Business under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to each comfort letter referred to in the preceding paragraphs and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (i) the letter from KPMG LLP confirming that they are independent public accountants with respect to the Company and its subsidiaries or the Business, as the case may be, within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and the letter from PricewaterhouseCoopers LLP confirming that they are independent accountants with respect to the Business under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Prospectuses, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) Except as described in the Pricing Disclosure Package and the Prospectuses (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Business, shall have sustained, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectuses, (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) since such date, except as contemplated in connection with the sale of the Shares, there shall not have been any change in the capital stock or long-term debt of the Company or, to the knowledge of the Company, the Business (with respect to long-term debt), (iii) since such date there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, or, to the knowledge of the Company, the Business, the effect of which, in any such case described in clause (i), (ii) or (iii), is, individually or in the aggregate, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectuses.

(k) The Company shall have furnished or caused to be furnished to the Representatives dated as of the Closing Date a certificate signed on behalf of the Company of the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Chief Accounting Officer of the Company, or such other officers as are reasonably satisfactory to the Representatives, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects (if not already qualified by materiality, such representation, warranties and agreements are true and correct) on and as of each Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to each Delivery Date;

(ii) That they have examined the Registration Statement, the Prospectuses and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectuses, as of their date and on the applicable Delivery Date(s), and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) the Canadian Prospectus does not fail to constitute full, true and plain disclosure of all material facts relating to the Shares and to the Company, provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the

Pricing Disclosure Package, the Prospectuses or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e); and

(iii) To the effect of Section 7(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(l) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is used by the Commission in Section 15E of the Exchange Act), or (ii) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(m) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange (including the Toronto Stock Exchange) or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by United States federal or state authorities or by Canadian federal authorities, (iii) the United States or Canada shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or Canada or there shall have been a declaration of a national emergency or war by the United States or Canada, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis either within or outside the United States, in each case, as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectuses or that, in the reasonable judgment of the Representatives, could materially and adversely affect the financial markets or the markets for the Shares and other equity securities.

(n) The Company shall have (i) submitted a listing of additional shares notification form to NASDAQ with respect to the Shares, and (ii) received a confirmation from NASDAQ that its review has been completed, and NASDAQ shall not have disapproved of the listing of the Shares on The NASDAQ Global Select Market.

(o) The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule III, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the applicable Delivery Date(s).

(p) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Issuer Free Writing Prospectus, the Preliminary Prospectuses, the Pricing Disclosure Package, the Prospectuses or the Registration Statement or in any amendment or supplement thereto, (B) in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (C) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (D) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Investor Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, the Preliminary Prospectuses, the Pricing Disclosure Package, the Prospectuses or the Registration Statement, or in any amendment or supplement thereto or in any Permitted Issuer Information, Blue Sky Application or Investor Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectuses, the Pricing Disclosure Package, the Prospectuses or the Registration Statement or in any such amendment or supplement thereto or in any Permitted Issuer Information, Blue Sky Application or Investor Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Preliminary Prospectuses, the Pricing Disclosure Package, the Prospectuses or the Registration Statement or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Investor Marketing Materials, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, Preliminary Prospectuses, the Pricing Disclosure Package or the Prospectuses or in any amendment or supplement thereto or in any Blue Sky Application or in any Investor Marketing Materials any material fact required to be stated therein or necessary in order to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters and their respective affiliates, directors, employees and controlling persons shall have the right to employ counsel to represent jointly the Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective affiliates, directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or 8(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company , on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the U.S. Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the U.S. Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectuses and the Prospectuses are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectuses, the Pricing Disclosure Package, the Prospectuses and the Registration Statement or in any amendment or supplement thereto or in any Blue Sky Application or in any Investor Marketing Materials.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectuses or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectuses or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased does not exceed one-eleventh of the total number of all the Shares, then the Company shall have the right to require each non-

defaulting Underwriter to purchase the total number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased exceeds one-eleventh of the total number of Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(j), 7(l) and 7(m) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company for any reason fails to tender the Shares for delivery to the Underwriters, or (b) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than Section 7(m), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The

Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 222 Bay Street, Suite 1750, Toronto, Ontario M5K 1J5, Attention: Riccardo Leofanti (Fax: 416-777-4747), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019;

(b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Open Text Corporation, 275 Frank Tompa Drive, Waterloo, Ontario N2L 0A1, Attention: Gordon A. Davies (Fax: 226 315 0963), with a copy (which shall not constitute notice) to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Craig B. Brod (Fax: 212-225-3999) and Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, Ontario M5L 1A9, Attention: Chris Hewat (Fax: 416-863-2653).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement or the Canadian Preliminary Prospectus or the Canadian

Prospectus and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. and the Toronto Stock Exchange is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17. Governing Law and Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each of the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in the Borough of Manhattan in The City of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

18. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment. The Company irrevocably appoints Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

19. Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Canada, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

23. TMX Group Limited Disclosure. Each of CIBC World Markets Inc., National Bank Financial Inc. and Scotia Capital Inc. or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

24. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

25. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Open Text Corporation

By:	/s/ John M. Doolittle
	Name:	John M. Doolittle
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement - Company]

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS CANADA INC.

RBC DOMINION SECURITIES INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to Underwriting Agreement - Barclays]

By CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
	Name:	Grant Kernaghan
	Title:	Managing Director

[Signature Page to Underwriting Agreement - Citigroup]

By RBC DOMINION SECURITIES INC.

By:	/s/ Alexander Graham
	Name:	Alexander Graham
	Title:	Managing Director

[Signature Page to Underwriting Agreement - RBC]

SCHEDULE I

Underwriters	Number of Firm Shares

Barclays Capital Inc.	3,330,004
Citigroup Global Markets Canada Inc.	2,266,250
RBC Dominion Securities Inc.	2,266,250
BMO Nesbitt Burns Inc.	173,437
CIBC World Markets Inc.	173,437
HSBC Securities (Canada) Inc.	173,437
MUFG Securities Americas Inc.	173,437
National Bank Financial Inc.	173,437
PNC Capital Markets LLC	173,437
Raymond James Ltd.	173,437
Scotia Capital Inc.	173,437
Total	9,250,000

Canadian Underwriters

Barclays Capital Canada Inc.

Citigroup Global Markets Canada Inc.

RBC Dominion Securities Inc.

BMO Nesbitt Burns Inc.

CIBC World Markets Inc.

HSBC Securities (Canada) Inc.

National Bank Financial Inc.

Raymond James Ltd.

Scotia Capital Inc.

SCHEDULE II

[RESERVED]

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

P. Thomas Jenkins	Chairman of the Board
Mark J. Barrenechea	Chief Executive Officer and Chief Technology Officer, Director
Randy Fowlie	Director
Gail E. Hamilton	Director
Brian J. Jackman	Director
Stephen J. Sadler	Director
Michael Slaunwhite	Director
Katharine B. Stevenson	Director
Deborah Weinstein	Director

Officers

Steve Murphy	President
John M. Doolittle	Executive Vice President and Chief Financial Officer
Gordon A. Davies	Executive Vice President, Chief Legal Officer and Corporate Secretary
Aditya Maheshwari	Senior Vice President, Chief Accounting Officer
Muhi Majzoub	Executive Vice President, Engineering

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. Public Offering Price: $61.00

2. Number of Shares Offered: 9,250,000 Firm Shares (plus 1,387,500 Option Shares)

SCHEDULE V

Roadshow Presentation, dated December 12, 2016

Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

None

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS CANADA, INC.

RBC DOMINION SECURITIES INC.

As Representatives of the several

  Underwriters named in Schedule I to the Underwriting Agreement,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (“Underwriting Agreement”) providing for the purchase by the Underwriters of common shares (“Common Shares”), of Open Text Corporation, a corporation organized under the laws of Canada (the “Company”), and that the Underwriters propose to reoffer such Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a prospectus under Canadian securities laws or a registration statement, including any amendments or supplements thereto, with respect to the registration of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 75th day after the date of the Prospectus relating to the Offering (such 75-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to Common Shares or other securities acquired in the open market after the completion of

Exhibit A-1

the Offering, (b) (i) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, (ii) transfers by will or intestate succession (or similar laws under applicable jurisdictions) upon the death of the undersigned and (iii) transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of applicable Canadian securities laws, the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the U.S. Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 75-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions of this lock-up letter agreement shall apply to Common Shares issued upon such exercise, and (d) either (i) the disposition of Common Shares upon a vesting event of the Company’s restricted share units in order to cover tax withholding obligations of the undersigned in connection with such vesting or (ii) to the extent the undersigned holds options to purchase Common Shares that are scheduled to expire during the Lock-Up Period, the disposition of Common Shares (or the purchase and cancellation of same by the Company) in connection with the exercise of such options on a “cashless” or “net exercise” basis; provided that, in the case of both clause (i) and (ii), any public filing or public announcement under applicable U.S. or Canadian securities laws reporting a reduction in beneficial ownership of Common Shares or otherwise made during the Lock-Up Period on account of the foregoing shall clearly indicate in the footnotes thereto or comments section thereof that such disposition was made pursuant to the circumstances described in this clause.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares thereunder, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Exhibit A-2

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Common Shares to the Underwriters or (2) December 24, 2016, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B-1

Company Special U.S. Counsel

EXHIBIT B-2

Company Canadian Counsel Opinion

Exhibit B-2